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                                                                    Exhibit 23.1

              Consent of Ernst & Young LLP, Independent Auditors


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of CSX Corporation and subsidiaries and to the incorporation by reference therein of our report dated January 30, 1998, with respect to the consolidated financial statements of CSX Corporation and subsidiaries included in its Annual Report on Form 10-K for the year ended December 26, 1997, filed with the Securities and Exchange Commission.

                                               /s/ Ernst & Young LLP


Richmond, Virginia
December 29, 1998